UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 30, 2006
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52105	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     In the first quarter of 2002, Kaiser Aluminum Corporation (the “Company”), its subsidiary Kaiser Aluminum & Chemical Corporation (“KACC”) and certain of their affiliates filed petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and in the first quarter of 2003, certain additional affiliates of the Company and KACC filed petitions for relief under chapter 11 of the Bankruptcy Code.
     On February 6, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Affiliates, as modified (the “Plan”). A summary of the material features of the Plan is contained in the Company’s Current Report on Form 8-K dated February 6, 2006 and filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2006 (the “Plan Confirmation Form 8-K”).
     On May 11, 2006, the District Court for the District of Delaware entered an order affirming the Confirmation Order and adopting the Bankruptcy Court’s findings of fact and conclusions of law regarding confirmation of the Plan. See the Company’s Current Report on Form 8-K dated May 11, 2006 and filed with the SEC on May 17, 2006.
     On July 6, 2006 (the “Effective Date”), the Plan became effective and was substantially consummated, whereupon the Company emerged from chapter 11. This is one of two Current Reports on Form 8-K filed by the Company with the SEC on the date hereof describing events relating to the consummation of the Plan. Unless otherwise noted, the events described below occurred on the Effective Date in connection with the consummation of the Plan.
Item 1.01 Entry into a Material Definitive Agreement
Exit Financing Facilities
     On the Effective Date, the Company and certain subsidiaries of the Company entered into a new Senior Secured Revolving Credit Agreement with JPMorgan Chase Bank, N. A., as administrative agent and a lender, and the other financial institutions party thereto (the “Revolving Credit Facility”) providing for a $200.0 million revolving credit facility, of which up to a maximum of $60.0 million may be utilized for letters of credit. Under the Revolving Credit Facility, the Company is able to borrow (or obtain letters of credit) from time to time in an aggregate amount equal to the lesser of $200.0 million and a borrowing base comprised of eligible accounts receivable, eligible inventory and certain eligible machinery, equipment and real estate, reduced by certain reserves, all as specified in the Revolving Credit Facility agreement. The Revolving Credit Facility has a five-year term and matures in July 2011, at which time all principal amounts outstanding under the Revolving Credit Facility will be due and payable. Borrowings under the Revolving Credit Facility bear interest at a rate equal to either a base rate or LIBOR, at the Company’s option, plus a specified variable percentage determined by reference to the then remaining borrowing availability under the Revolving Credit Facility. The Revolving Credit Facility may, subject to certain conditions and the agreement of lenders thereunder, be increased to up to $275 million at the request of the Company.
     Concurrently with the execution of the Revolving Credit Facility, the Company and certain subsidiaries of the Company also entered into a Term Loan and Guaranty Agreement with JPMorgan Chase Bank, N.A., as administrative agent and a lender, Wilmington Trust Company, as collateral agent, and the other financial institutions party thereto (the “Term Loan Facility”). The Term Loan Facility provides for a $50.0 million delayed draw term loan to Kaiser Aluminum Fabricated Products, LLC, as borrower (“KAFP”), which may be drawn in a single borrowing within the first 30 days after the Effective Date and which is guaranteed by the Company and certain of its domestic operating subsidiaries. The Term Loan Facility has a five-year term and matures in July 2011, at which time all principal amounts outstanding under the Term Loan Facility will be due and payable. Borrowings under the Term Loan Facility bear interest at a rate equal to either a base rate plus 2.50% or LIBOR plus 4.25%, at the Company’s option.

     Amounts owed under each of the Revolving Credit Facility and the Term Loan Facility may be accelerated upon the occurrence of various events of default set forth in each such agreement, including, without limitation, the failure to make principal or interest payments when due and breaches of covenants, representations and warranties set forth in each such agreement.
     The Revolving Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and certain of its domestic operating subsidiaries that are also borrowers thereunder. The Term Loan Facility is secured by a second lien on substantially all of the assets of KAFP, the Company and the Company’s other domestic operating subsidiaries that are guarantors thereof.
     Both credit facilities place restrictions on the ability of the Company and certain of its subsidiaries to, among other things, incur debt, create liens, make investments, pay dividends, sell assets, undertake transactions with affiliates and enter into unrelated lines of business.
     The preceding description of the Revolving Credit Facility is a summary and is qualified in its entirety by the Revolving Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Similarly, the preceding description of the Term Loan Facility is a summary and is qualified in its entirety by the Term Loan Facility, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Plans, Contracts or Arrangements in Which Directors or Executive Officers Participate
Director Compensation
     On the Effective Date, the Company’s Board of Directors (the “Board”) approved the following compensation for each non-employee director:
•	an annual retainer of $30,000 per year;
•	an annual grant of restricted stock having a value equal to $30,000;
•	a fee of $1,500 per day for each meeting of the Board attended in person and $750 per day for each such meeting attended by phone; and
•	a fee of $1,500 per day for each Board committee meeting attended in person on a date other than a date on which a meeting of the Board is held and $750 per day for each such meeting attended by phone.
In addition, the Lead Independent Director receives an additional annual retainer of $10,000, the Chairman of the Audit Committee of the Board receives an additional annual retainer of $10,000, the Chairman of the Compensation Committee of the Board (the “Compensation Committee”) receives an additional annual retainer of $5,000 and the Chairman of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) receives an additional annual retainer of $5,000, with all such amounts payable at the same time as the annual retainer. Each non-employee director may elect to receive shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in lieu of any or all of his or her annual retainer, including any additional annual retainer for service as the Lead Independent Director or the Chairman of a committee.
     The first payment of annual retainers and the first grant of restricted stock pursuant to the compensation arrangements described above will occur on August 1, 2006. The number of shares of Common Stock to be received in the first grant of restricted stock, as well as the number of shares of Common Stock to be received by any non-employee director electing to receive shares of Common Stock in lieu of any or all of his or her first payment of the annual retainer (including any additional annual retainer), will be based on the average of the closing price per share of Common Stock on each of the 10 consecutive trading days immediately preceding August 1, 2006. See “— 2006 Equity and Performance Incentive Plan” below.

     The Company reimburses all directors for reasonable and customary travel and other disbursements relating to meetings of the Board and committees thereof, and non-employee directors will be provided accident insurance with respect to Company-related business travel.
2006 Base Compensation
     On the Effective Date, the Compensation Committee approved the annual base compensation rates, payable during continued employment, of the Company’s executive officers. The following table sets forth the annual base compensation of the executive officers of the Company identified below (the “Named Executive Officers”) for 2006 and 2005.

Name and Position	Year	Base Compensation

Jack A. Hockema	2006	$730,000
President, Chief Executive Officer and Director	2005	$730,000

Joseph P. Bellino	2006	$350,000
Executive Vice President and Chief Financial Officer	2005	n/a

John Barneson	2006	$280,000
Senior Vice President and Chief Administrative Officer	2005	$275,000

John M. Donnan	2006	$260,000
Vice President, Secretary and General Counsel	2005	$260,000

Daniel D. Maddox	2006	$225,000
Vice President and Controller	2005	$200,000
2006 Short-Term Incentive Programs and Targets
     On the Effective Date, the Compensation Committee approved a short-term incentive plan (the “STI Program”) for 2006. Awards under the STI Program are based upon (a) the Fabricated Products business unit’s operating income plus depreciation and amortization, as adjusted for extraordinary items, which may be spread over a period of years based upon the recommendation of the Chief Executive Officer and approval of the Compensation Committee, (b) the Fabricated Products business unit’s safety performance as measured by total case incident rate, (c) performance of the business to which a participant is assigned, and (d) individual performance objectives. Under the STI Program, a participant may receive between zero to three times the individual’s target amount. Set forth below are the minimum, target and maximum award amounts for each of the Named Executive Officers for 2006.

Name	Minimum	Target	Maximum
	Award Amount	Award Amount	Award Amount
Jack A. Hockema	$0	$500,050	$1,500,150
Joseph P. Bellino	$0	$175,000	$525,000
John Barneson	$0	$126,000	$378,000
John M. Donnan	$0	$117,000	$351,000
Daniel D. Maddox	$0	$75,000	$225,000
     A pro rata incentive award is earned based on actual eligibility during the performance period if a participant in the STI Program (a) dies, (b) retires under “normal” retirement (age 62) or in connection with full early retirement (position elimination), (c) is involuntarily terminated due to position elimination, or (d) becomes disabled prior to December 31. Incentive awards are forfeited for all voluntary terminations prior to the end of the performance period (December 31).

     The preceding description of the STI Program is a summary and is qualified in its entirety by the Kaiser Aluminum 2006 Short Term Incentive Plan for Key Managers, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Employment Agreement with Jack A. Hockema
     On the Effective Date, the Company and Jack A. Hockema entered into an employment agreement (the “Hockema Employment Agreement”), pursuant to which Mr. Hockema will continue his duties as President and Chief Executive Officer of the Company and certain of the Company’s subsidiaries. Under the terms of the Hockema Employment Agreement, Mr. Hockema will receive an initial base salary of $730,000 and have an annual short-term incentive target equal to 68.5% of his base salary. The short-term incentive is (a) payable in cash, (b) subject to the Company meeting the applicable underlying performance thresholds, and (c) subject to an annual cap of three times the target. The Hockema Employment Agreement also provides that Mr. Hockema will receive an initial long-term incentive grant of 185,000 restricted shares of Common Stock on the Effective Date and, starting in 2007, annual equity awards (such as restricted stock, stock options and performance shares) with an economic value of 165% of his base salary. See “—Restricted Stock Grants” below. The terms of all equity grants to Mr. Hockema will be similar to the terms of equity grants made to other senior executives at the time they are made, except that, in any event, the grants will provide for full vesting at retirement. Mr. Hockema is also entitled to severance and change-in-control benefits under the terms of the Hockema Employment Agreement. In the event Mr. Hockema’s employment is terminated without cause or terminated by Mr. Hockema with good reason, Mr. Hockema will be entitled to receive a lump-sum payment of two times the sum of his base salary and short-term incentive target, plus the continuation of benefits for two years, and all of Mr. Hockema’s equity awards outstanding at that time will immediately vest. In the event Mr. Hockema’s employment is terminated without cause or terminated by Mr. Hockema with good reason within two years following a change in control, Mr. Hockema will be entitled to receive a lump sum payment of three times the sum of his base salary and short-term incentive target, plus the continuation of benefits for three years, and all of Mr. Hockema’s equity awards outstanding at that time will immediately vest. The initial term of the Hockema Employment Agreement is five years and it will be automatically renewed and extended for one-year periods unless either party provides notice one year prior to the end of the initial term or any extension period. Mr. Hockema will also participate in the various retirement and benefit plans for salaried employees.
     The preceding description of the Hockema Employment Agreement is a summary and is qualified in its entirety by the Hockema Employment Agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.
Employment Agreement with Joseph P. Bellino
     On the Effective Date, the Company and Joseph P. Bellino entered into an employment agreement (the “Bellino Employment Agreement”), pursuant to which Mr. Bellino will continue his duties as Executive Vice President and Chief Financial Officer of the Company and certain of the Company’s subsidiaries. The Bellino Employment Agreement replaced Mr. Bellino’s previously disclosed employment agreement with KACC on substantially identical terms. Under the terms of the Bellino Employment Agreement, Mr. Bellino will receive an initial base salary of $350,000 and have an annual short-term incentive target equal to 50% of his base salary. The short-term incentive is (i) payable in cash, (ii) subject to the Company meeting the applicable underlying performance thresholds, and (iii) subject to an annual cap of three times the target. For 2006, Mr. Bellino’s short-term incentive award will not be prorated. The Bellino Employment Agreement also provides that Mr. Bellino will receive an initial long-term incentive grant of 15,000 restricted shares of Common Stock on the Effective Date and, starting in 2007, annual equity awards (such as restricted stock, stock options and performance shares) with an economic value of $450,000. The terms of all equity grants will be similar to the terms of equity grants made to other senior executives at the time they are made. Mr. Bellino is also entitled to severance and change-in-control benefits under the terms of the Bellino Employment Agreement. In the event Mr. Bellino’s employment is terminated without cause or terminated by Mr. Bellino with good reason, Mr. Bellino will be entitled to receive a lump-sum payment of two times his base salary plus the continuation of benefits for two years, and all of Mr. Bellino’s equity awards outstanding at that time will immediately vest. In the event Mr. Bellino’s employment is terminated without cause or terminated by Mr. Bellino with good reason within two years following a change in control, Mr. Bellino will be entitled to receive a lump-sum payment of three times the sum of his base salary and short-term incentive target, plus the continuation of benefits for three years, and all of Mr. Bellino’s equity awards outstanding at that time will immediately vest. The initial term of the Bellino Employment Agreement is through May 15, 2009 and will be automatically renewed and extended for one-year periods unless either party provides notice one year prior to the end of the initial term or any extension period. Mr. Bellino will also participate in the various retirement and benefit plans for salaried employees and be reimbursed for the cost of relocation and certain temporary living expenses.
     The preceding description of the Bellino Employment Agreement is a summary and is qualified in its entirety by the Bellino Employment Agreement, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.
Employment Agreement with Daniel D. Maddox
     On the Effective Date, the Company and Daniel D. Maddox entered into an employment agreement (the “Maddox Employment Agreement”), pursuant to which Mr. Maddox will continue his duties as Vice President and Controller of the Company and certain of the Company’s subsidiaries. Under the terms of the Maddox Employment Agreement, Mr. Maddox will receive an initial base salary of $225,000 and have an annual short-term incentive target equal to $75,000, pro-rated for partial years. The short-term incentive is (i) payable in cash and (ii) subject to the Company meeting the applicable underlying performance thresholds. The Maddox Employment Agreement also provides that Mr. Maddox will receive an initial long-term incentive grant of 11,334 restricted shares of Common Stock on the Effective Date. See “—Restricted Stock Grants” below. The terms of the equity grant to Mr. Maddox are similar to the terms of equity grants made to other senior executives on the Effective Date, except that, in any event, the grants will provide for full vesting upon the termination of Mr. Maddox’s employment for any reason other than termination by the Company for cause. Mr. Maddox is also entitled to payments and benefits (including any payments or benefits due because of a change in control) under certain previously existing agreements and plans upon such termination of his employment. The term of the Maddox Employment Agreement continues until the earlier of (a) a mutually agreed upon termination date and (b) March 31, 2007. Mr. Maddox will also participate in the various retirement and benefit plans for salaried employees.
     The preceding description of the Maddox Employment Agreement is a summary and is qualified in its entirety by the Maddox Employment Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.
Indemnification Agreements
     As contemplated by the Plan, on the Effective Date the Company entered into indemnification agreements with each of its directors and executive officers containing provisions that obligate the Company to, among other things:
•	indemnify, defend and hold harmless the director or officer to the fullest extent permitted or required by Delaware law, except that, subject to certain exceptions, the director or officer will be indemnified with respect to a claim initiated by such director or officer against the Company or any other director or officer of the Company only if the Company has joined in or consented to the initiation of such claim;
•	advance prior to the final disposition of any indemnifiable claim any and all expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the director or officer or which the director or officer determines is reasonably likely to be paid or incurred by him or her; and
•	utilize commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s policies of directors’ and officers’ liability insurance at the time the parties enter into such indemnification agreement.
     Such agreements are intended to provide rights to indemnification broader than the rights available under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s Amended

and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and to provide all such protection in a manner enforceable by the Company’s directors and executive officers irrespective of, among other things, any amendment to the Certificate of Incorporation or the Amended and Restated Bylaws (the “Bylaws”). See Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year — Amendment and Restatement of the Certificate of Incorporation and Bylaws” below.
     The preceding description of the indemnification agreements is a summary and is qualified in its entirety by the Form of Director Indemnification Agreement, which is filed as Exhibit 10.8 hereto and incorporated herein by reference, the Form of Officer Indemnification Agreement, which is filed as Exhibit 10.9 hereto and incorporated herein by reference, and the Form of Director and Officer Indemnification Agreement, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.
2006 Equity and Performance Incentive Plan
     As contemplated by the Plan, the 2006 Equity and Performance Incentive Plan (the “Equity Incentive Plan”) became effective on the Effective Date. The following description of the Equity Incentive Plan is a summary and is qualified in its entirety by the Equity Incentive Plan, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.
Shares Available Under the Equity Incentive Plan
     Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, a maximum of 2,222,222 shares of Common Stock are available for issuance pursuant to the Equity Incentive Plan. Shares of Common Stock issued pursuant to the Equity Incentive Plan may be shares of original issuance or treasury shares or a combination of both.
Administration of the Equity Incentive Plan
     The Equity Incentive Plan will be administered by a committee of non-employee directors of the Board; as of the Effective Date, the Compensation Committee administers the Equity Incentive Plan. The Compensation Committee may from time to time delegate all or any part of its authority under the Equity Incentive Plan to a subcommittee of the Compensation Committee, as constituted from time to time.
Persons Who May Participate in the Equity Incentive Plan
     Officers of the Company and other key employees of the Company or one or more of its subsidiaries, as well as the Company’s non-employee directors, are eligible to participate in the Equity Incentive Plan. As of the Effective Date, approximately 40 officers and other key employees had been selected by the Compensation Committee to receive awards under the Equity Incentive Plan.
Form of Awards Available Under the Equity Incentive Plan
     The forms of awards authorized under the Equity Incentive Plan are described below.
Option Rights
     The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of options to purchase shares of Common Stock.
     The exercise price of each stock option granted may not be less than the market value per share on the date of the grant, and in the case of incentive stock options granted to an employee owning more than 10% of the total combined voting power of all classes of shares of the Company or one of its subsidiaries (i.e., a 10% shareholder), the option price per share may not be less than 110% of the market value per share on the date of the grant.

     Generally, no option right will be exercisable more than 10 years from the date of the grant, and, in the case of incentive stock options granted to 10% shareholders, no such option right will be exercisable more than five years from the date of the grant.
     Vesting of stock options will be based on the required period or periods of continuous service by the optionee, and may also be contingent upon the optionee’s achievement of certain management objectives. In addition, a grant of option rights may provide for earlier exercise in the event of termination of employment of the optionee, whether by retirement, death, disability or otherwise, or a change in control.
     Each option grant will specify the manner of payment for shares of Common Stock purchased upon the exercise of an option.
     The Compensation Committee may determine, at or after the date of the grant, that payment of the option price of any option right (other than an incentive stock option) may be made in whole or in part in the form of restricted stock or other shares of Common Stock that are forfeitable or subject to restrictions on transfer, or in the form of restricted stock units.
Appreciation Rights
     The Compensation Committee may authorize the granting (a) to any optionee, of tandem appreciation rights in respect of option rights granted and (b) to any participant, of free-standing appreciation rights.
     A tandem appreciation right will be a right of the optionee, exercisable by surrender of the related option right, to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the spread (not exceeding 100 percent) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of a tandem appreciation right will be the option price of the related option right. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related option rights, except that a tandem appreciation right awarded in relation to an incentive stock option must be granted concurrently with such incentive stock option. A tandem appreciation right may be exercised only (a) at a time when the related option right is exercisable and the spread is positive and (b) by surrender of the related option right for cancellation. Similarly, the exercise of an option right will result in the cancellation on a share-for-share basis of a tandem appreciation right in respect of such option right.
     A free-standing appreciation right will be a right of the participant to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the spread (not exceeding 100 percent) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of a free-standing appreciation right may not be less than the market value per share on the date of grant. No free-standing appreciation right will be exercisable more than 10 years from the date of grant.
     The amount payable to a participant receiving a grant of appreciation rights under the Equity Incentive Plan may be paid in cash, in shares of Common Stock or in any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. A grant may specify that the amount payable on exercise of the appreciation right may not exceed a specified amount.
     Vesting of appreciation rights will be based on waiting periods before exercise and permissible exercise dates and may also be contingent upon the participant’s achievement of certain management objectives. In addition, a grant of appreciation right may specify that such appreciation right may be exercised in the event of, or earlier in the event of, termination of employment of the participant, whether by retirement, death, disability or otherwise, or a change in control.
Restricted Stock
     The Compensation Committee may authorize the granting or sale of restricted stock to participants. Restricted stock is shares of Common Stock that are issued to a participant subject to such restrictions on transfer and vesting requirements as may be determined by the Compensation Committee in accordance with the Equity

Incentive Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer in accordance with the Equity Incentive Plan.
     Except as provided below with respect to non-employee directors, each grant of restricted stock will provide that the restricted stock covered by the grant will be subject to a substantial risk of forfeiture for a period of not less than one year and may provide for earlier lapse of such substantial risk of forfeiture in the event of termination of employment of the participant, whether by retirement, death, disability or otherwise, or a change in control. Subject to the foregoing, any grant of restricted stock may specify management objectives that, if achieved, will result in the termination or early termination of the restriction(s) applicable to such restricted stock.
Restricted Stock Units
     The Compensation Committee may authorize the granting or sale of restricted stock units to participants. Each grant or sale of restricted stock units will constitute an agreement by the Company to deliver shares of Common Stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify.
     Each grant or sale will be subject to a restriction period of not less than one year, as determined by the Compensation Committee at the date of the grant, and may provide for the earlier lapse or other modification of such restriction period in the event of termination of employment of the participant, whether by retirement, death, disability or otherwise, or a change in control. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the Common Stock underlying restricted stock units and will have no right to vote such Common Stock.
Performance Shares and Performance Units
     The Compensation Committee may authorize the granting of performance shares and performance units that will become payable to participants upon achievement of specified management objectives during the performance period.
     The payment of performance shares or performance units which become payable to a participant may be made in cash, in shares of Common Stock or in any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. A grant of performance shares may specify that the amount payable with respect thereto may not exceed a specified amount.
     The performance period with respect to each performance share or performance unit will be a period of time that is not less than one year from the date of grant, and may be subject to earlier lapse or other modification in the event of termination of employment of the participant, whether by retirement, death, disability or otherwise, or a change in control.
Awards to Non-Employee Directors
     The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of option rights, appreciation rights or other awards and may also authorize the grant or sale of Common Stock, restricted stock or restricted stock units to non-employee directors.
     Each grant of option rights to a non-employee director will specify an option price per share of not less than the market value per share on the date of the grant. No such award will be exercisable more than 10 years from the date of the grant. The payment to the Company upon exercise of the option rights may be made in cash or in shares of Common Stock then owned by the optionee for at least six months or in a combination of cash and such Common Stock.

     Each grant of restricted stock to non-employee directors will be as described above except that the period for which the restricted stock will be subject to substantial risk of forfeiture may be less than one year.
     Each grant of appreciation rights to non-employee directors will be as described above.
     Each grant of restricted stock units to non-employee director will be as described above except that the restricted period for the restricted stock units may be less than one year.
     Non-employee directors may be awarded, or may be permitted to elect to receive pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock in lieu of cash.
Other Awards
     Subject to certain limitations under applicable law, the Compensation Committee may grant participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such shares. The Compensation Committee will determine the terms and conditions of such awards. The payment of awards may be made in such forms including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Compensation Committee may determine. The Compensation Committee may also grant cash awards as an element of or supplement to any other award. Additionally, the Compensation Committee may grant Common Stock as a bonus, or may grant other awards in lieu of the Company’s other obligations under the Equity Incentive Plan.
Withholding Taxes
     To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Equity Incentive Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of the taxes required to be withheld. In the discretion of the Compensation Committee, such arrangements may include relinquishment of a portion of such benefit.
Detrimental Activity by Participants
     If a participant, either during employment or within a specified period after termination of such employment, engages in specified conduct or activities determined by the Compensation Committee to be detrimental to any significant interest of the Company, and the Compensation Committee so finds, the participant must return to the Company, in exchange for payment by the Company of any cash amount actually paid therefor by the participant (unless such payment is prohibited by law), all shares of Common Stock that the participant has not disposed of that were offered pursuant to the Equity Incentive Plan within a specified period prior to the date of the commencement of such detrimental activity. With respect to any shares of Common Stock so acquired that the participant has disposed of, the participant must pay to the Company in cash the difference between any cash amount actually paid by the participant pursuant to the Equity Incentive Plan and the market value per share of the Common Stock on the date of such acquisition. To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by applicable law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
Transferability
     Generally, no option right, appreciation right or other derivative security or award will be transferable by the participant except by will or the laws of descent and distribution. An option right (excluding incentive stock options), appreciation right or other derivative security or award may be transferable upon the death of the participant to any one or more family members of the participant, as designated in writing by the participant by means of a form of beneficiary designation approved by the Company. An option right (excluding incentive stock options), appreciation right or other derivative security or award may also be transferable by the participant to any one or more family members of the participant, except that such transfer will not be effective until notice of such transfer is delivered to the Company and any such transferee will be subject to the same terms and conditions as the participant. Except as otherwise determined by the Compensation Committee, option rights and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.
Term
     The Equity Incentive Plan will expire on July 6, 2016. No grants will be made under the Equity Incentive Plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Equity Incentive Plan.
Termination and Amendment of the Equity Incentive Plan
     The Board may, in its discretion, terminate the Equity Incentive Plan at any time. The termination of the Equity Incentive Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.
     The Compensation Committee may at any time and from time to time amend the Equity Incentive Plan in whole or in part. Any amendment which must be approved by the shareholders in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system on which the common shares are then traded or quoted will not be effective unless and until such approval has been obtained. The Compensation Committee will not, without the further approval of the shareholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. Furthermore, no option right will be cancelled and replaced with awards having a lower option price without further approval of the shareholders.
Restricted Stock Grants
          On the Effective Date, grants of restricted stock were made to the Company’s Named Executive Officers as follows:

Name	Number of Shares of Restricted Stock

Jack A. Hockema	185,000	(1)
Joseph P. Bellino	15,000	(1)
John Barneson	48,000	(1)
John M. Donnan	45,000	(1)
Daniel D. Maddox.	11,334	(1)

(1)	The restrictions on 100% of such shares will lapse on the third anniversary of the Effective Date or earlier in the event that the participant ceases to be an employee because of death, disability, termination by the Company for any other reason other than for cause or detrimental activity, or termination by the participant for good reason or in the event of a change in control of the Company.
     The restricted stock grants were made pursuant to the Equity Incentive Plan. See “— 2006 Equity and Performance Incentive Plan” above. The form of Restricted Stock Award Agreement used to evidence the grants made to the Company’s executive officers is attached hereto as Exhibit 10.12 and incorporated herein by reference.
     As contemplated by the director compensation arrangements described above, on August 1, 2006, each non-employee director will receive a grant of restricted stock having a value equal to $30,000, based on the average of the closing price per share of Common Stock on each of the 10 consecutive trading days immediately preceding such date. The restrictions on 100% of such restricted stock will lapse on August 1, 2007 or earlier in the event that the participant ceases to be a non-employee director due to death or disability or in the event of a change in control of the Company. The form of Restricted Stock Award Agreement that will be used to evidence grants made to the Company’s non-employee directors is attached hereto as Exhibit 10.13 and incorporated herein by reference.
Restoration Plan
     The Kaiser Aluminum Fabricated Products Restoration Plan (the “Restoration Plan”) became operative as of the Effective Date, but is effective retroactively as of May 1, 2005. The purpose of the Restoration Plan is to restore benefits that would have otherwise been payable to participant’s under the Company’s benefit plans but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code of 1986, as amended (the “IRC”). It is the intention of the Company that the Restoration Plan meet all requirements necessary to qualify as a nonqualified, unfunded, unsecured plan of deferred compensation within the meanings of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The following description of the Restoration Plan is a summary and is qualified in its entirety by the Restoration Plan, which is filed as Exhibit 10.14 hereto and is incorporated herein by reference.
     Participation in the Restoration Plan is limited to those employees selected by the Compensation Committee, which administers the Restoration Plan. Participation in the Restoration Plan is limited to members of a select group of management or employees who in the sole and exclusive judgment of the Compensation Committee, because of their position and responsibilities, contributes materially to the continued growth, development and future business success of the Company.
     If, during any year, a participant’s matching employer contributions under the Kaiser Aluminum Savings and Investment Plan (the “Qualified Plan”) are limited by IRC Section 401(a)(17), 402(g), 401(k), 401(m) or 415 (the “Applicable IRC Provisions”), an amount equal to the difference between (i) the matching employer contributions that could have been made to the Qualified Plan but for the Applicable IRC Provisions and (ii) the maximum matching employer contributions that could have been made to a participant’s matching contribution account under the Qualified Plan taking into account all Applicable IRC Provisions will be credited or contributed to such participant’s account (the “Matching Contribution Amount”). In order to be eligible for these amounts, the participant must have made salary deferral contributions to the Qualified Plan as of the date the participant first becomes a participant in the Restoration Plan and as of the first day of each year thereafter. The Company will also contribute or credit to the participant’s account an amount equal to a percentage of the participant’s compensation, which percentage will be determined in accordance with a participant’s years of service and age (the “Fixed-Rate Contribution Amount”). The Matching Contribution Amount will be 100% vested at all times, and the Fixed-Rate Contribution Amounts will vest 100% after five years of service or upon a change in control, death, disability or reaching retirement age prior to a separation from service. All current participants have at least five years of service and, accordingly, are 100% vested. If the participant is terminated for cause, the participant will forfeit the Matching Contribution Amounts and the Fixed-Rate Contribution Amounts. Additionally, the lump-sum actuarial equivalent amount of the benefit accrued to a participant under the Kaiser Aluminum Supplemental Benefits Plan as of May 1, 2005 (the “Prior SERP Benefit Amount”) are to be transferred to the Restoration Plan as soon as administratively feasible after the Effective Date. The Prior SERP Benefit Amount, and all accretions thereon, will be fully vested at all times.
Extension of Consulting Agreement with Edward F. Houff
     Effective as of June 30, 2006, KACC and Edward F. Houff, the Chief Restructuring Officer of the Company and KACC as of such date, entered into an amendment (the “Houff Amendment”) to the Amended and Restated Non-Exclusive Consulting Agreement, which was effective as of August 16, 2005 (the “Houff Consulting Agreement”). The Houff Amendment had the effect of extending the term of Mr. Houff’s engagement, which would otherwise have ended June 30, 2006, through July 6, 2006 and securing Mr. Houff’s services as Chief Restructuring Officer through the earlier of emergence from chapter 11 and July 6, 2006. Pursuant to the Houff Consulting Agreement, as modified by the Houff Amendment, Mr. Houff will be compensated at an hourly rate of $450 for services to the Company and KACC during the period from July 1, 2006 through July 6, 2006. In addition, KACC will reimburse Mr. Houff for reasonable and customary expenses incurred while providing such services. In accordance with the Houff Consulting Agreement, as modified by the Houff Amendment, on the Effective Date,

Mr. Houff ceased to serve as the Chief Restructuring Officer, whereupon such position was eliminated. A copy of the Houff Amendment is attached hereto as Exhibit 10.15 and is herein incorporated by reference.
Agreements Relating to the Company’s Securities
Stock Transfer Restriction Agreement
     Pursuant to the Plan, on the Effective Date the Company, the trustee of the trust that provides benefits for certain eligible retirees of KACC represented by the United Steelworkers of America, AFL-CIO, CLC, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Local 1186, the International Association of Machinists and Aerospace Workers, the International Chemical Workers Union Council of the United Food & Commercial Workers, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and their surviving spouses and eligible dependents (the “Union VEBA Trust”) entered into a stock transfer restriction agreement (the “Stock Transfer Restriction Agreement”) with respect to shares of Common Stock received, or to be received, by the Union VEBA Trust pursuant to the Plan. The following description of the Stock Transfer Restriction Agreement is a summary and is qualified in its entirety by the Stock Transfer Restriction Agreement, which is filed as Exhibit 10.15 hereto and is incorporated herein by reference.
     Pursuant to the Stock Transfer Restriction Agreement, until the share transfer restrictions provided for in the Certificate of Incorporation are released, except as described below the trustee of the Union VEBA Trust will be prohibited from transferring or otherwise disposing of more than 15% of the total number of shares of Common Stock issued pursuant to the Plan to the Union VEBA Trust in any 12-month period without the prior written approval of the Board in accordance with the Certificate of Incorporation. Pursuant to the Stock Transfer Restriction Agreement, the trustee of the Union VEBA Trust also expressly acknowledged and agreed to comply with the restrictions on the transfer of the securities of the Company contained in the Certificate of Incorporation. See Item 5.03 “Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year — Amendment and Restatement of the Certificate of Incorporation and Bylaws” below.
     Simultaneously with the execution and delivery of the Stock Transfer Restriction Agreement, the Company and the trustee of the Union VEBA Trust entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to shares of Common Stock received, or to be received, by the Union VEBA Trust pursuant to the Plan. (See “— Registration Rights Agreement” below for a description of the Registration Rights Agreement.) The Stock Transfer Restriction Agreement provides that notwithstanding the general restriction on transfer described above:
(a)	the transfer of shares of Common Stock by the Union VEBA Trust in an underwritten offering contemplated by Section 2.1 of the Registration Rights Agreement may include up to a number of shares of Common Stock equal to 30% of the total number of shares of Common Stock received by the Union VEBA Trust pursuant to the Plan, so long as (i) such number of shares of Common Stock is not more than (A) 45% of the total number of shares of Common Stock received by the Union VEBA Trust pursuant to the Plan less (B) the number of shares included in all other transfers previously effected by the Union VEBA Trust during the 36 months immediately preceding such transfer or the period commencing on the Effective Date and ending immediately prior to such transfer, whichever period is shorter, and (ii) the shares of Common Stock requested to be included in such underwritten offering by the Union VEBA Trust have a market value of not less than $60.0 million on the date such request is made;
(b)	in the event no underwritten offering contemplated by Section 2.1 of the Registration Rights Agreement has been effected, the transfer of shares of Common Stock by the Union VEBA Trust in an underwritten offering contemplated by Section 3.5 of the Registration Rights Agreement may include up to a number of shares of Common Stock equal to (x) 45% of the total of shares of Common Stock received by the Union VEBA Trust pursuant to the Plan less (y) the number of shares included in all other transfers previously effected by the Union VEBA Trust during the 36 months immediately preceding such transfer or the period commencing on the Effective Date and ending immediately prior to such transfer, whichever period is shorter, so long as (i) no underwritten offering contemplated by Section 3.5 of such Registration Right Agreement has been previously effected, (ii) the demand for such underwritten offering is made by the Union VEBA Trust between March 31, 2007 and April 1, 2008, and (iii) the shares of Common Stock requested to be included in such underwritten offering by the Union VEBA Trust have a market value of not less than $60.0 million on the date such request is made; and
(c)	in the event that the transfer by the Union VEBA Trust of shares of Common Stock in such an offering includes a number of such shares greater than the number of such shares that the Union VEBA Trust could so include under the general restriction on transfer described above absent this exception, then for purposes of determining whether any future transfer of shares of Common Stock by such person is permissible under the general restriction, the Union VEBA Trust will be deemed to have effected the transfer of such excess shares at the earliest possible date or dates the Union VEBA Trust would have been permitted to effect such transfer under the general restriction absent this exception.
     The Plan states that on the Effective Date, 11,439,900 shares of Common Stock will be contributed to the Union VEBA Trust on the Effective Date. By order dated April 29, 2006, the Bankruptcy Court permitted sales by the Union VEBA Trust and certain other parties prior to the Effective Date so long as such sales were authorized by a Protocol for Pre-Effective Date Sales attached to the order, which Protocol for Pre-Effective Date Sales was amended and restated by an order of the Bankruptcy Court on June 5, 2006 (the “Pre-Effective Date Sales Protocol”). Prior to the Effective Date, in accordance with the Pre-Effective Date Sales Protocol the Union VEBA Trust sold interests entitling the purchasers thereof to receive 2,630,000 shares of Common Stock that otherwise would have been issuable to the Union VEBA Trust on the Effective Date. Accordingly, on the Effective Date, 8,809,900 shares of Common Stock were issued to the Union VEBA Trust. Pursuant to the terms of the Pre-Effective Date Sale Protocol, unless the Company otherwise agrees or it is determined in a ruling by the Internal Revenue Service that any such sale does not constitute a sale of shares on or following the Effective Date of the Plan for purposes of the applicable limitations of section 382 of the Internal Revenue Code, the shares attributable to a sale of all or part of the interest of the Union VEBA Trust will be deemed to have been sold on or after the Effective Date out of the permitted sale allocation under the Stock Transfer Restriction Agreement as if sold at the earliest possible date or dates such sales would have been permitted thereunder for purposes of determining the permissibility of future sales of shares under the Stock Transfer Restriction Agreement. The Company has been informed that the Union VEBA Trust intends to seek such a ruling from the Internal Revenue Service.
Registration Rights Agreement
General
     On the Effective Date, the Company, the trustee of the Union VEBA Trust and certain parties that, in accordance with the Pre-Effective Date Protocol, purchased from the Union VEBA Trust interests entitling them to receive shares that otherwise would have been issuable to the Union VEBA Trust on the Effective Date (the “Other Parties”) entered into the Registration Rights Agreement. The following description of the Registration Rights Agreement is a summary and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.16 hereto and is incorporated herein by reference.
     The Registration Rights Agreement provides the Union VEBA Trust and the Other Parties with certain rights to require that the Company register the resale of the shares of Common Stock issued to them pursuant to the Plan unless such securities (a) are disposed of pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (b) are distributed to the public pursuant to Rule 144 under the Securities Act, (c) may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions under Rule 144 under the Securities Act, (d) have been transferred to any person, or (e) have ceased to be outstanding (prior to the occurrence of any such event, such securities (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities) constitute “Registrable Securities”).

Demand Registration
     Pursuant to Section 2.1 of the Registration Rights Agreement, during the period commencing on the Effective Date and ending March 31, 2007, the Union VEBA Trust may (and, if so directed by its independent fiduciary, will) demand that the Company prepare and file with the SEC a registration statement (the “Underwritten Registration”) covering the resale of its Registrable Securities in an underwritten offering. Following receipt of such a request, the Company will prepare and file the Underwritten Registration and will use commercially reasonable efforts to cause the Underwritten Registration to be declared effective under the Securities Act as soon as practicable after the filing.
     Each of the Other Parties will be provided the opportunity to include its Registrable Securities in the underwritten offering covered by the Underwritten Registration. If any of the Other Parties elects to participate in such underwritten offering and the managing underwriter or underwriters of such underwritten offering advise the Company, the Union VEBA Trust and the Other Parties that have elected to participate that, in its or their good faith judgment, the total amount of Registrable Securities requested to be included in the Underwritten Registration exceeds the amount of Registrable Securities that can be sold in the offering without being materially detrimental to the success of the offering, then the Registrable Securities included in the Underwritten Registration will be allocated among the Union VEBA Trust and the Other Parties that have elected to participate on a pro rata basis based on the relationship of the number of Registrable Securities requested to be included by each of them to the total number of Registrable Securities requested to be included by all of them. The Company will use commercially reasonable efforts to keep the Underwritten Registration continuously effective under the Securities Act during the period commencing on the effectiveness thereof and ending on the day that is 60 calendar days thereafter or such earlier date on which all Registrable Securities covered by the Underwritten Registration have been sold pursuant thereto. The Company will not be required to take any such action in response to a request for the Underwritten Registration if the Registrable Securities requested by the Union VEBA Trust to be registered in the Underwritten Registration have a market value of less than $60.0 million on the date the request is made. The Company will be required to effect only one registration pursuant to Section 2.1 of the Registration Rights Agreement. Except as described below, a registration requested as described above will not be deemed to be effected if it has not been declared effective and kept effective as described above. At any time prior to the effective date of such a registration, the Union VEBA Trust may (and, if so directed by its independent fiduciary, will) revoke its request for registration; in such event, either the Union VEBA Trust will reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing or processing of such registration or the requested registration that has been revoked will be deemed to have been effected. The managing underwriter or underwriters of any underwritten offering contemplated by an Underwritten Registration will be selected by the Union VEBA Trust subject to the approval of the Company, which approval will not be unreasonably withheld. The Company will have customary rights to impose blackout periods with respect to any demand for registration described above.
Shelf Registration
     Commencing April 1, 2007, the Union VEBA Trust may (and, if so directed by its independent fiduciary, will) demand that the Company prepare and file with the SEC a “shelf” registration statement (the “Initial Shelf Registration”) covering the resale of all Registrable Securities held by the Union VEBA Trust on a continuous basis under and in accordance with Rule 415 under the Securities Act. Following receipt of such a request, the Company will prepare and file the Initial Shelf Registration covering all Registrable Securities held by the Union VEBA Trust and will use commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing. However, the Company will not be required to take such action: (a) if the Company has effected a “demand” registration as described above within the 180-day period preceding a “shelf” registration request; (b) if, at the time of a “shelf” registration request, a “demand” registration request was made as described above and has not been revoked and such registration has not yet been effected; or (c) if, at the time of a “shelf” registration request, the Stock Transfer Restriction Agreement (see below “Stock Transfer Restriction Agreement”) would prohibit the Union VEBA Trust from immediately selling a number of shares of Common Stock greater than the number of shares of Common Stock it would then be permitted to sell in compliance with the restrictions of Rule 144 under the Securities Act.
     The Company will use commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act during the period (the “Shelf Effectiveness Period”) commencing on the effectiveness thereof and ending on the first date on which there ceases to be any Registrable Securities held by the Union VEBA Trust. If the Initial Shelf Registration or any substitute shelf registration statement (as described below) ceases to be effective for any reason at any time during the Shelf Effectiveness Period, the Company will use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. In the event that any such order is not withdrawn within 45 days following the date thereof, the Company will (a) file an amendment to such registration and use commercially reasonable efforts to cause such registration, as so amended, to again become effective under the Securities Act as soon as practicable after such filing or (b) file a separate “shelf” registration statement covering the resale of all Registrable Securities for an offering on a continuous basis under and in accordance with Rule 415 under the Securities Act (each, a “Substitute Shelf Registration”) and use commercially reasonable efforts to cause such Substitute Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Substitute Shelf Registration continuously effective under the Securities Act for the remainder of the Shelf Effectiveness Period.
     The Initial Shelf Registration and any Substitute Shelf Registration will be effected on Form S-3 (except that, if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration will be on another appropriate form). The Initial Shelf Registration and any Substitute Shelf Registration will cover the disposition of all Registrable Securities in one or more underwritten offerings (subject to the provisions regarding underwritten offerings as described below), block transactions, broker transactions, at-market transactions and in such other manner or manners as may be reasonably specified by the Union VEBA Trust. The Company will have customary rights to impose blackout periods with respect to any demand for the Initial Shelf Registration, the filing of any amendment or Substitute Shelf Registration or the continued use of the Initial Shelf Registration or any Substitute Shelf Registration.
     Pursuant to Section 3.5 of the Registration Rights Agreement, if the Union VEBA Trust so requests, the Company will effect pursuant to the Initial Shelf Registration or such Substitute Shelf Registration, as applicable, an underwritten offering if (a) the Company has not so effected an underwritten offering within the 180-day period next preceding such request and (b) the Registrable Securities requested to be included in the underwritten offering have a then-current market value of at least $10.0 million. The managing underwriter or underwriters of any underwritten offering will be selected by the Union VEBA Trust, subject to the approval of the Company, which approval will not be unreasonably withheld.
Piggyback Registration
     If the Company registers equity securities for its own account or the account of any other person (other than a registration statement in connection with a merger or reorganization or relating to an employee benefit plan or in connection with an offering made solely to the then-existing stockholders or employees of the Company), the Union VEBA Trust will be offered the opportunity to include its Registrable Securities in such registration. Customary priority provisions will apply in the context of an underwritten offering.
Expenses
     Subject to provisions for reimbursement of the Company upon revocation of a request for registration or an underwritten offering, the Company will bear all out-of-pocket registration expenses in connection with the demand registration and the shelf registration, including in each case up to $50,000 for one counsel to represent selling holder or holders of Registrable Securities. All underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the applicable selling holder.
Rule 144
     The Company will file all required SEC reports, and cooperate with the Union VEBA Trust, to the extent required to permit the Union VEBA Trust to sell its Registrable Securities without registration under Rule 144.

Director Designation Agreement with the USW
     In accordance with the Plan, on the Effective Date, the Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (formerly known as the United Steelworkers of America, AFL-CIO, CLC) (the “USW”) entered into an agreement (the “Director Designation Agreement”) in order to effectuate certain previously agreed upon rights of the USW to nominate individuals to serve on the Board and specified committees thereof. The Director Designation Agreement provides that the USW has the rights described below until December 31, 2012. The following description of the Director Designation Agreement is a summary and is qualified in its entirety by the Director Designation Agreement, which is filed as Exhibit 10.17 hereto and is incorporated herein by reference.
     The Director Designation Agreement provides that the USW has the right, in connection with each annual meeting of the Company’s stockholders, to nominate as candidates to be submitted to stockholders of the Company for election at such annual meeting the minimum number of candidates necessary to ensure that, assuming (a) such candidates are included in the slate of director candidates recommended by the Board in the proxy statement relating to such annual meeting and (b) the stockholders of the Company elect each candidate so included, at least 40% of the members of the Board immediately following such election are directors who were either designated by the USW pursuant to the Plan or have been nominated by the USW in accordance with the Director Designation Agreement. The Director Designation Agreement contains requirements as to the timeliness, form and substance of the notice the USW must give to the Nominating and Corporate Governance Committee in order to nominate such candidates. The Nominating and Corporate Governance Committee will determine in good faith whether each candidate properly submitted by the USW satisfies the qualifications set forth in the Director Designation Agreement, and, if the Nominating and Corporate Governance Committee so determines that such candidate satisfies such qualifications, will, unless otherwise required by its fiduciary duties, recommend such candidate to the Board for inclusion in the slate of directors recommended by the Board in the proxy statement relating to such annual meeting, and the Board will, unless otherwise required by its fiduciary duties, accept such recommendation and direct that such director candidate be included in such slate of directors.
     The Director Designation Agreement also provides that the USW has the right to nominate an individual to fill a vacancy on the Board resulting from the death, resignation, disqualification or removal of a director who was either designated by the USW to serve on the Board pursuant to the Plan or has been nominated by the USW in accordance with the Director Designation Agreement. The Director Designation Agreement further provides that, in the event of newly created directorships resulting from an increase in the number of directors of the Company, the USW has the right to nominate the minimum number of individuals to fill such newly created directorships necessary to ensure that at least 40% of the members of the Board immediately following the filling of such newly created directorships are directors who were either designated by the USW pursuant to the Plan or have been nominated by the USW in accordance with the Director Designation Agreement. In each such case, the USW will be required to deliver proper notice to the Nominating and Corporate Governance Committee in accordance with the Director Designation Agreement, and the Nominating and Corporate Governance Committee will determine in good faith whether each candidate properly submitted by the USW satisfies the qualifications set forth in the Director Designation Agreement, and, if the Nominating and Corporate Governance Committee so determines that such candidate satisfies such qualifications, will, unless otherwise required by its fiduciary duties, recommend to the Board that it fill the vacancy or newly created directorship, as the case may be, with such candidate, and the Board will, unless otherwise required by its fiduciary duties, accept such recommendation and fill the vacancy or newly created directorship, as the case may be, with such candidate.
     Each candidate nominated by the USW must satisfy (a) the applicable independence criteria of the national securities exchange or association on which the Company’s securities are then principally traded or quoted, (b) the qualifications to serve as a director of the Company as set forth in any applicable corporate governance guidelines adopted by the Board and policies adopted by the Nominating and Corporate Governance Committee establishing criteria to be utilized by it in assessing whether a director candidate has appropriate skills and experience, and (c) any other qualifications to serve as director imposed by applicable law. A candidate nominated by the USW may not be an officer, employee, director or member of the USW or any of its locals or affiliated organizations as of the date of his or her designation as a candidate or election as a director.

     Finally, the Director Designation Agreement provides that, so long as the Board maintains an audit committee, executive committee or nominating and corporate governance committee, each such committee will, unless otherwise required by the fiduciary duties of the Board, include at least one director who was either designated by the USW to serve on the Board pursuant to the Plan or has been nominated by the USW in accordance with the Director Designation Agreement (provided at least one such director is qualified to serve on such committee as determined in good faith by the Board).
Item 1.02 Termination of a Material Definitive Agreement
Termination of DIP Financing Facility
     Pursuant to the Plan, on the Effective Date the Company entered into the Revolving Credit Facility and the Term Loan Facility (see Item 1.01 “Entry into a Material Definitive Agreement — Exit Financing Facilities” above), whereupon the Company’s Secured Super-Priority Debtor-In-Possession Revolving Credit and Guaranty Agreement was terminated.
Termination of Certain Other Material Agreements
     Pursuant to the Plan, on the Effective Date all of the obligations of the Company and its affiliates with respect to the following material agreements were terminated:
•	9-7/8% senior notes of KACC and the related indenture;

•	10-7/8% senior notes of KACC and the related indenture;

•	12-3/4% senior subordinated notes of KACC and the related indenture;

•	6-1/2% Jackson County, West Virginia, Refunding Pollution Control Revenue Bonds, Series 1978 (Kaiser Aluminum & Chemical Project) and the related indenture;

•	7-3/4% Parish of St. James, State of Louisiana, Solid Waste Disposal Revenue Bonds (Kaiser Aluminum Project) Series 1992 and the related indenture; and

•	The Industrial Development Corporation of Spokane County, Washington, 7.60% Solid Waste Disposal Revenue Bonds (Kaiser Aluminum & Chemical Corporation Project) Series 1997 and the related indenture.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Exit Financing Facilities
     The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement — Exit Financing Facilities” is incorporated herein by reference.
VEBA Profit Sharing
     As previously disclosed, pursuant to agreements reached with salaried and hourly retirees in early 2004, in consideration for the agreed cancellation of the retiree medical plan, from and after the Effective Date the Company will be obligated to make certain variable annual contributions to the Union VEBA Trust and another trust that provides benefits for certain eligible retirees of KACC and their surviving spouses and eligible dependents depending on its operating results and liquidity. For information regarding the Company’s obligations with respect to such variable annual contributions, see Item 1.03 of the Plan Confirmation Form 8-K and Note 9 of Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2005.

Item 3.03 Material Modification to Rights of Security Holders
     Pursuant to the Plan, on the Effective Date, (a) all shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date were cancelled without consideration; (b) the Company’s certificate of incorporation in effect immediately prior to the Effective Date was amended and restated in its entirety (see Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year — Amendment and Restatement of the Certificate of Incorporation and Bylaws” below); and (c) 20.0 million new shares of Common Stock were issued for distribution in accordance with the terms of the Plan. See Item 8.01 “Other Events” below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Members of the Board of Directors
     As previously disclosed, as of the Effective Date all of the then existing members of the Board (other than Jack A. Hockema, the President and Chief Executive Officer of the Company) resigned and, pursuant to the Plan, George Becker, Carl B. Frankel, Teresa A. Hopp, William F. Murdy, Alfred E. Osborne, Jr., Georganne C. Proctor, Jack Quinn, Thomas M. Van Leeuwen and Brett E. Wilcox became directors of the Company. Mr. Hockema serves as Chairman of the Board. For additional information regarding the new directors, see Item 5.02 of the Plan Confirmation Form 8-K.
Position of Chief Restructuring Officer Eliminated
     On the Effective Date, Edward F. Houff ceased to serve as the Chief Restructuring Officer of the Company, whereupon such position was eliminated. See Item 1.01 “Entry into a Material Definitive Agreement — Plans, Contracts or Arrangements in Which Directors or Executive Officers Participate Agreement — Extension of Agreement with Edward F. Houff” above.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment and Restatement of the Certificate of Incorporation and Bylaws
     Pursuant to the Plan, on the Effective Date, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The following description of the Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the Certificate of Incorporation and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.
     Authorized Capital Stock
     Pursuant to the Certificate of Incorporation, the Company is authorized to issue 50.0 million shares of capital stock, consisting of 45.0 million shares of Common Stock and 5.0 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As required by the Bankruptcy Code, the Certificate of Incorporation provides that the Company will not issue nonvoting equity securities; however, under the Certificate of Incorporation such restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.
     Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on each matter submitted to a vote of stockholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably dividends as may be declared by the Board out of funds legally available for payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any Preferred Stock. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights.

     Preferred Stock may be issued in one or more series. The Board is authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series includes, without limiting the generality of the foregoing, the determination of any or all of the following:
•	the number of shares of such series and the designation to distinguish the shares of such series from the shares of all other series;

•	subject to the provisions of the Certificate of Incorporation regarding the issuance of non-voting equity securities described above, the voting powers, if any, of the holders of such series and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including without limitation the redemption price or prices to be paid;

•	whether dividends on such series, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

•	the rights of the holders of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable;

•	the right, if any, of holders of such series to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series; and

•	any other relative, participating, optional or other special powers, preferences or rights of such series and qualifications, limitations or restrictions.
     Restrictions on Transfer
     In order to reduce the risk that any change in the ownership of the Company would jeopardize the preservation of federal income tax attributes of the Company, including net operating loss carryovers, for purposes of Sections 382 and 383 of the IRC, the Certificate of Incorporation prohibits certain transfers of equity securities of the Company, including Common Stock, until the earliest of (a) the 10th anniversary of the Effective Date, (b) the repeal, amendment or modification of Section 382 of the IRC in such a way as to render the Company and all of its direct or indirect subsidiaries no longer subject to the restrictions imposed by such section, (c) the beginning of a taxable year of the Company in which no income tax benefits of the Company or any direct or indirect subsidiary thereof in existence as of the Effective Date are currently available or will be available, (d) the determination by the Board that the restrictions will no longer apply, (e) a determination by the Board or the Internal Revenue Service of the Department of Treasury of the United States of America that the Company is ineligible to use Section 382(l)(5) of the IRC permitting full use of the income tax benefits of the Company or any direct or indirect subsidiary thereof existing as of the Effective Date, and (f) an election by the Company for Section 382(l)(5) of the IRC not to apply (the earliest being the “Restriction Release Date”). Generally, the Certificate of Incorporation prohibits a transfer of equity securities, including Common Stock, if either (a) the transferor holds 5% or more of the total fair market value of all issued and outstanding equity securities (such person, a “5% Shareholder”) or (b) as a result of such transfer, either (i) any person or group of persons would become a 5% Shareholder or (ii) the percentage stock ownership in the Company of any 5% Shareholder would be increased (any such transfer, a “5% Transaction”).

     The restrictions on transfer will not apply if:
(a)	the transferor or transferee obtains the prior approval of the Board;

(b)	in the case of a 5% Transaction by any holder of equity securities (other than the Union VEBA Trust), prior to such transaction, the Board determines in good faith, upon request of the transferor or transferee, that such transfer is a 5% Transaction (x) which, together with any 5% Transactions consummated during the period ending on the date of consummation of such 5% Transaction and beginning on the later of (i) the date three years prior thereto and (ii) the first day after the Effective Date (the “Testing Period”), represent aggregate 5% Transactions involving transfers of less than 45% of the equity securities of the Company issued and outstanding at the time of transfer and (y) which, together with any 5% Transactions consummated during the Testing Period and all 5% Transactions that the Union VEBA Trust may consummate without breach of the Stock Transfer Restriction Agreement during the three years following the time of transfer, represent, during any period of three consecutive years during the period consisting of the Testing Period and the three years thereafter, aggregate 5% Transactions involving transfers of less than 45% of the equity securities issued and outstanding at the time of transfer; or

(c)	in the case of a 5% Transaction by the Union VEBA Trust, such 5% Transaction does not result in a breach of the Stock Transfer Restriction Agreement, so long as, contemporaneously with such 5% Transaction, the Union VEBA Trust delivers to the Board a written notice addressed to the Company setting forth the number and type of equity securities involved in, and the date of, such 5% Transaction. See Item 1.01 “Entry into a Material Definitive Agreement — Agreements Relating to the Company’s Securities — Stock Transfer Restriction Agreement” above.
Any such approval or determination by the Board requires the affirmative vote of a majority of the directors (assuming no vacancies). As a condition to granting any such approval or in connection with making any such determination, the Board may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the transferor or the transferee, which counsel must be reasonably acceptable to the Board, that the consummation of the proposed transfer will not result in the application of any limitation under Section 382 of the IRC on the use of the tax benefits described above taking into account any and all other transfers that have been consummated prior to receipt of the request relating to the proposed transfer, any and all other proposed transfers that have been approved by the Board prior to receipt of the request relating to the proposed transfer and any and all other proposed transfers for which the requests relating thereto have been received prior to receipt of the request relating to the proposed transfer.
     Each certificate representing equity securities issued prior to the Restriction Release Date, including Common Stock, will contain a legend referring to these restrictions on transfer and any purported transfer of equity securities of the Company, including Common Stock, in violation of such restrictions will be null and void. The purported transferor will remain the owner of such transferred securities and the purported transferee will be required to turn over the transferred securities, together with any distributions received by the purported transferee with respect to the transferred securities after the purported transfer, to an agent authorized to sell such securities, if it can do so, in arm’s-length transactions that do not violate such restrictions. If the purported transferee resold such securities prior to receipt of the Company’s demand that they be so surrendered, the purported transferee will generally be required to transfer the proceeds from such distribution, together with any distributions received by the purported transferee with respect to the transferred securities after the purported transfer, to such agent. Any amounts so held by the agent will be applied first to reimburse the agent for its expenses, then to reimburse the transferee for any payments made by the purported transferee to the transferor, and finally, if any amount remains, to pay the purported transferor. Any resale by the purported transferee will itself be subject to these restrictions on transfer.

     Certain Provisions Having Anti-Takeover Effects
     Introduction
     Certain provisions of the Certificate of Incorporation and the Bylaws, together with certain of the Company’s contractual arrangements and applicable Delaware state law, may discourage or make more difficult the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are intended to discourage, or may have the effect of discouraging, certain types of coercive takeover practices and inadequate takeover bids and are also intended to encourage a person seeking to acquire control of the Company to first negotiate with the Company. Management believes that these measures, many of which are substantially similar to the anti-takeover related measures in effect for numerous other publicly-held companies, enhance the Company’s potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company, providing benefits that outweigh the disadvantages of discouraging such proposals because, among other things, such negotiation could improve the terms of such a proposal and protect the stockholders from takeover bids that the directors of the Company have determined to be inadequate. A description of these provisions is set forth below.
     Classified Board of Directors
     The Certificate of Incorporation divides the Board into three classes of directors serving staggered three-year terms. The existence of a classified board will make it more difficult for a third party to gain control of the Board by preventing such third party from replacing a majority of the directors at any given meeting of stockholders.
     Removal of Directors and Filling Vacancies in Directorships
     The Certificate of Incorporation and Bylaws provide that directors may be removed by the stockholders, with or without cause, only at a meeting of stockholders and by the affirmative vote of the holders of at least 67% of the stock of the Company generally entitled to vote in the election of directors. The Certificate of Incorporation and Bylaws provide that any vacancy on the Board or newly created directorship may be filled solely by the affirmative vote of a majority of the directors then in office or by a sole remaining director, and that any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor has been elected and qualified. The limitations on the removal of directors and the filling of vacancies may deter a third party from seeking to remove incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees.
     Stockholder Action and Meetings of Stockholders
     The Certificate of Incorporation and Bylaws provide that special meetings of the stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary of the Company within 10 calendar days after the receipt of the written request of a majority of the total number of directors (assuming no vacancies), and further provide that, at any special meeting of stockholders, the only business that may be considered or conducted is business that is specified in the notice of such meeting or is otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the directors (assuming no vacancies), effectively precluding the right of the stockholders to raise any business at any special meeting. The Certificate of Incorporation also provides that the stockholders may not act by written consent in lieu of a meeting.
     Advance Notice Requirements for Stockholder Proposals
     The Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders provide timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Company not less than 60, nor more than 90, calendar days prior to the first anniversary date of the date on which the Company first mailed proxy materials for the prior year’s annual meeting of stockholders, except that, if there was no annual meeting in the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the date on which public disclosure of the date of the annual meeting is first made. The Bylaws also specify requirements as to the form and substance of notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.
     Director Nomination Procedures
     The Bylaws provide that the nominations for election of directors by the stockholders will be made either by or at the direction of the Board or a committee thereof, or by any stockholder entitled to vote for the election of directors at the annual meeting at which such nomination is made. The Bylaws require that stockholders intending to nominate candidates for election as directors provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders, except that, if there was no annual meeting during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice by stockholders to be timely must be delivered not later than the close of business on the later of the 90th calendar day prior to the annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. The Bylaws also specify requirements as to the form and substance of notice. These provisions of the Bylaws may preclude stockholders from making nominations of directors.
     Authorized But Unissued Shares
     As indicated above, the Certificate of Incorporation provides that the Company is authorized to issue 50.0 million shares of capital stock, consisting of 45.0 million shares of Common Stock and 5.0 million shares of Preferred Stock, and that the Board will have the authority, within the limitations and restrictions stated in the Certificate of Incorporation, to issue the shares of Preferred Stock in one or more series, and to fix the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series, including but not limited to any voting powers, redemption provisions, dividend rights, liquidation preferences, conversion rights and preemptive rights.
     Authorized but unissued shares of Common Stock and Preferred Stock under the Certificate of Incorporation will be available for future issuance without stockholder approval, unless otherwise required pursuant to the rules of any national securities exchange or association on which the Company’s securities are traded from time to time. These additional shares will give the Board the flexibility to issue shares for a variety of proper corporate purposes, including in connection with future public offerings to raise additional capital or corporate acquisitions, without incurring the time and expense of soliciting a stockholder vote. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer or merger or otherwise. In addition, any future issuance of shares of Common Stock or Preferred Stock, whether or not in connection with an anti-takeover measure, could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the stockholders of the Company.
     Limitation of Liability and Indemnification
     The Certificate of Incorporation limits the liability of the Company’s directors to the fullest extent permitted by the DGCL. The DGCL provides that a corporation may limit the personal liability of its directors for monetary damages for breach of that individual’s fiduciary duties as a director except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) certain unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Section 145 of the DGCL generally provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. See Item 1.01 “Entry into a Material Definitive Contract — Plans, Contracts or Arrangements in Which Directors or Executive Officers Participate — Indemnification Agreements.”
     The Certificate of Incorporation provides that the Company is required to indemnify its directors and officers to the fullest extent permitted or required by the DGCL, although, except with respect to certain actions, suits or proceedings to enforce rights to indemnification, a director or officer will only be indemnified with respect to any action, suit or proceeding such person initiated to the extent such action, suit or proceeding was authorized by the Board. The Certificate of Incorporation also requires the Company to advance expenses incurred by a director or officer in connection with the defense of any action, suit or proceeding arising out of that person’s status or service as director or officer of the Company or as director, officer, employee or agent of another enterprise, if serving at the Company’s request. In addition, the Certificate of Incorporation permits the Company to secure insurance to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On the Effective Date, the Board adopted the Kaiser Aluminum Corporation Code of Business Conduct and Ethics (the “Ethics Code”). The Ethics Code constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K and is intended to satisfy the corporate governance rules of the Nasdaq Stock Market, Inc. regarding a company’s code of conduct. A copy of the Ethics Code is attached hereto as Exhibit 14.1 and is incorporated herein by reference.
Item 8.01 Other Events
Exchange Act Registration/Termination of Registration
     As indicated above (see Item 3.03 “Material Modifications to Rights of Security Holders”), pursuant to the Plan, on the Effective Date: (a) all shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date (“Old Common Stock”) were cancelled without consideration; (b) the Company’s certificate of incorporation in effect immediately prior to the Effective Date was amended and restated in its entirety (see Item 5.03 “Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year — Amendment and Restatement of the Certificate of Incorporation and Bylaws” above); and (c) 20.0 million new shares of Common Stock were issued for distribution in accordance with the terms of the Plan. As a result of the amendment and restatement of the Company’s certificate of incorporation, the rights of holders of Common Stock will be substantially different than the rights of holders of Old Common Stock and, consequently, the Common Stock may be deemed to be a different class of securities than the Old Common Stock. Accordingly, on the Effective Date the Company filed a Form 8-A with the SEC registering the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thereafter filed a Form 15 with the SEC to terminate the registration of the Old Common Stock under Section 12(g) of the Exchange Act and suspend its duty to file reports under Section 13 and Section 15(d) of the Exchange Act in connection with the Old Common Stock.
Listing on NASDAQ
     As of the Effective Date, the Common Stock has been designated as a NASDAQ Global Market Security by The Nasdaq Stock Market, Inc. The trading symbol for the Common Stock is “KALU.”

Restructuring Transactions
     In connection with the Effective Date, in accordance with the Plan, the following transactions (the “Restructuring Transactions”) were consummated:
•	Prior to the Effective Date, the following new entities were formed: (a) Kaiser Aluminum Investments Company, a new Delaware corporation (“KAIC”), owned by the Company to function as an intermediate holding company; (b) Kaiser Aluminum Fabricated Products, LLC, a new Delaware limited liability company (i.e., KAFP), initially owned by KACC, to hold the domestic assets associated with the Company’s flat rolled products and engineered products units; and (c) Kaiser Aluminum & Chemical Corporation, LLC, a new Delaware limited liability company (“KACC, LLC”), owned by KAIC, to succeed to the remaining assets and liabilities of KACC;

•	On the Effective Date, Texada Mines Ltd., Kaiser Aluminum & Chemical Canada Investment Limited, Kaiser Aluminum & Chemical of Canada Limited and Refractories Engineering & Supplies Limited were amalgamated to form Kaiser Aluminum Canada Limited, a new Ontario corporation (“KACL”), 100% of the issued and outstanding shares of capital stock of which was initially held by KACC;

•	On the Effective Date, (a) KACC transferred the assets associated with the flat rolled products and engineered products units and all ownership interest in Kaiser Bellwood Corporation to KAFP, and (b) Kaiser Bellwood Corporation was merged with and into KAFP;

•	On the Effective Date following the transactions described above, KACC transferred all its ownership interests in Anglesey Aluminium Limited, Trochus Insurance Co., Ltd., Kaiser Aluminium International, Inc., Kaiser Bauxite Company, KACL and KAFP to KAIC; and

•	On the Effective Date following the transactions described above, KACC merged with and into KACC, LLC, with KACC, LLC as the surviving entity.
     Following the Restructuring Transactions described above, the Company owns directly 100% of the issued and outstanding shares of capital stock of KAIC, and KAIC owns 49% of the ownership interests of Anglesey Aluminium Limited, 100% of the ownership interests of each of Trochus Insurance Co., Ltd., Kaiser Aluminium International, Inc., Kaiser Bauxite Company and KACL, and 100% of the issued and outstanding membership interests of each of KAFP and KACC, LLC. KACL holds the London, Ontario production facility and KAFP holds all other production facilities used by the Fabricated Products business unit. KACC, LLC, as the successor by merger to KACC, holds various non-operating properties.
Press Release Announcing Effective Date
     A copy of the press release announcing the effectiveness of the Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Kaiser Aluminum Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.1	Senior Secured Revolving Credit Agreement, dated as of July 6, 2006, among the Company, Kaiser Aluminum Investments Company, Kaiser Aluminum Fabricated Products, LLC, Kaiser Aluminium International, Inc., certain financial institutions from time to time party thereto, as lenders, J.P.Morgan Securities Inc., The CIT Group/Business Credit, Inc. and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Term Loan and Guaranty Agreement, dated as of July 6, 2006, among Kaiser Aluminum Fabricated Products, LLC, the Company and certain indirect subsidiaries of the Company listed as “Guarantors” thereto, certain financial institutions from time to time party thereto, as lenders, J.P.Morgan Securities Inc., JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust Company, as collateral agent.

10.3	Description of Compensation of Directors.

10.4	2006 Short Term Incentive Plan for Key Managers.

10.5	Employment Agreement, dated as of July 6, 2006, between the Company and Jack A. Hockema.

10.6	Employment Agreement, dated as of July 6, 2006, between the Company and Joseph P. Bellino.

10.7	Employment Agreement, dated as of July 6, 2006, between the Company and Daniel D. Maddox.

10.8	Form of Director Indemnification Agreement.

10.9	Form of Officer Indemnification Agreement.

10.10	Form of Director and Officer Indemnification Agreement.

10.11	Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Company with the SEC on July 6, 2006).

10.12	Form of Executive Officer Restricted Stock Award.

10.13	Form of Non-Employee Director Restricted Stock Award.

10.14	Kaiser Aluminum Fabricated Products Restoration Plan.

10.15	Amendment to Amended and Restated Non-Exclusive Consulting Agreement, dated as of June 30, 2006, between Kaiser Aluminum & Chemical Corporation and Edward F. Houff.

10.16	Stock Transfer Restriction Agreement, dated as of July 6, 2006, between the Company and National City Bank, in its capacity as the trustee for the trust that provides benefits for certain eligible retirees of Kaiser Aluminum & Chemical Corporation represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (formerly known as the United Steelworkers of America, AFL-CIO, CLC) (the “USW”), the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Local 1186, the International Association of Machinists and Aerospace Workers, the International Chemical Workers Union Council of the United Food & Commercial Workers, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and their surviving spouses and eligible dependents (the “Union VEBA Trust”) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.17	Registration Rights Agreement, dated as of July 6, 2006, among the Company, the Union VEBA Trust and the other parties thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.18	Director Designation Agreement, dated as of July 6, 2006, between the Company and the USW (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

14.1	Kaiser Aluminum Corporation Code of Business Conduct and Ethics.

99.1	Press Release announcing Effective Date, dated July 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Vice President, Secretary and General Counsel

Date: July 6, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of Kaiser Aluminum Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.1	Senior Secured Revolving Credit Agreement, dated as of July 6, 2006, among the Company, Kaiser Aluminum Investments Company, Kaiser Aluminum Fabricated Products, LLC, Kaiser Aluminium International, Inc., certain financial institutions from time to time party thereto, as lenders, J.P.Morgan Securities Inc., The CIT Group/Business Credit, Inc. and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Term Loan and Guaranty Agreement, dated as of July 6, 2006, among Kaiser Aluminum Fabricated Products, LLC, the Company and certain indirect subsidiaries of the Company listed as “Guarantors” thereto, certain financial institutions from time to time party thereto, as lenders, J.P.Morgan Securities Inc., JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust Company, as collateral agent.

10.3	Description of Compensation of Directors.

10.4	2006 Short Term Incentive Plan for Key Managers.

10.5	Employment Agreement, dated as of July 6, 2006, between the Company and Jack A. Hockema.

10.6	Employment Agreement, dated as of July 6, 2006, between the Company and Joseph P. Bellino

10.7	Employment Agreement, dated as of July 6, 2006, between the Company and Daniel D. Maddox.

10.8	Form of Director Indemnification Agreement.

10.9	Form of Officer Indemnification Agreement.

10.10	Form of Director and Officer Indemnification Agreement.

10.11	Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Company with the SEC on July 6, 2006).

10.12	Form of Executive Officer Restricted Stock Award.

10.13	Form of Non-Employee Director Restricted Stock Award.

10.14	Kaiser Aluminum Fabricated Products Restoration Plan.

10.15	Amendment to Amended and Restated Non-Exclusive Consulting Agreement, dated as of June 30, 2006, between Kaiser Aluminum & Chemical Corporation and Edward F. Houff.

10.16	Stock Transfer Restriction Agreement, dated as of July 6, 2006, between the Company and National City Bank, in its capacity as the trustee for the trust that provides benefits for certain

Exhibit
Number	Description

eligible retirees of Kaiser Aluminum & Chemical Corporation represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (formerly known as the United Steelworkers of America, AFL-CIO, CLC) (the “USW”), the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Local 1186, the International Association of Machinists and Aerospace Workers, the International Chemical Workers Union Council of the United Food & Commercial Workers, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and their surviving spouses and eligible dependents (the “Union VEBA Trust”) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.17	Registration Rights Agreement, dated as of July 6, 2006, among the Company, the Union VEBA Trust and the other parties thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

10.18	Director Designation Agreement, dated as of July 6, 2006, between the Company and the USW (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

14.1	Kaiser Aluminum Corporation Code of Business Conduct and Ethics.

99.1	Press Release announcing Effective Date, dated July 6, 2006.